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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                        PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934




                               September 8, 1997
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                       (Date of earliest event reported)


                                ML Bancorp, Inc.
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             (Exact name of registrant as specified in its charter)


Pennsylvania                               0-24358                23-2752439
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(State or other jurisdiction      (Commission File Number)      (IRS Employer
of incorporation)                                            Identification No.)


Two Aldwyn Center, Villanova, Pennsylvania                          19085
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(Address of principal executive offices)                          (Zip Code)


                                 (610) 526-6270
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              (Registrant's telephone number, including area code)



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              (Former name, former address and former fiscal year,
                         if changed since last report)



                               Page 1 of 4 Pages
                        Exhibit Index appears on page 2.



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ITEM 2.       ACQUISITION OR DISPOSITION OF ASSETS


         Effective at the close of business on September 8, 1997 M L Bancorp, Inc. completed its acquisition of Penncore Financial Services Corporation ("Penncore"). Commonwealth State Bank, a wholly-owned subsidiary of Penncore, was merged into Main Line Bank, a wholly-owned subsidiary of M L Bancorp, Inc. and is now a division of Main Line Bank. This acquisition has added approximately $130.0 million in assets and $90.0 in deposits within the Bucks County, Pennsylvania market representing an increase in asset size for M L Bancorp, Inc. of 6.0%.

         Penncore shareholders will receive $36.56 in cash or a combination of cash and common shares of M L Bancorp, Inc. stock with seventy percent of the Penncore shares exchanged for shares of MLBC and thirty percent exchanged for cash. A copy of the press release, dated September 8, 1997, is attached hereto as Exhibit 99 and is incorporated by herein by reference.


ITEM 7.       FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBIT

      (a)     Not Applicable

      (b)     Not Applicable

      (c)     Exhibits:

              99     Press Release, dated September 8, 1997

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                                   SIGNATURES


         Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                ML BANCORP, INC.
                                  (Registrant)


Date: September 19, 1997              By: /s/ BRIAN M. HARTLINE
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                                         Brian M. Hartline
                                         Chief Financial Officer and Executive
                                           Vice President